UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2005

CBOT Holdings, Inc.

(Exact name of registrant as specified in charter)

Delaware	333-72184	36-4468986
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

141 W. Jackson Boulevard, Chicago, Illinois		60604
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (312) 435-3500

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Item 8.01	Other Events

Reclassification of our Board of Directors Effective upon Completion of our Proposed IPO.

Our board of directors is currently comprised of 18 directors. Our certificate of incorporation provides that, following completion of our proposed initial public offering of our Class A common stock (the “IPO”), the number of directors constituting our board of directors shall be 17 and the directors shall be divided into two classes, composed of nine and eight directors, respectively, each elected to two-year terms. In order to implement this new board structure, our board of directors and certain members of our board took action on September 1, 2005 so that our board of directors would be comprised of the following directors divided into the following two classes upon completion of our proposed IPO:

Class 1 (Terms Expiring at the 2006 Annual Meeting of Stockholders)	Class 2 (Terms Expiring at the 2007 Annual Meeting of Stockholders)

Robert F. Corvino (Vice Chairman)	Charles P. Carey (Chairman)
Bernard W. Dan	John E. Callahan
Jackie Clegg	James E. Cashman
James P. McMillan	Mark E. Cermak
Nickolas J. Neubauer	Brent M. Coan
M.B. Oglesby, Jr.	James A. Donaldson
Frank S. Serrino	Larry G. Gerdes
Michael D. Walter	C.C. Odom, II
Charles M. Wolin

On September 1, 2005, the following actions, among others, were taken to implement this new classification:

•	Each of Robert F. Corvino, Bernard W. Dan, Jackie Clegg, James P. McMillin, Nickolas J. Neubauer, M.B. Oglesby, Jr., Frank S. Serrino, Michael D. Walter and Peter F. Borish tendered their resignation from our board, effective after completion of the IPO.

•	Our board of directors approved the reappointment of each of Robert F. Corvino, Bernard W. Dan, Jackie Clegg, James P. McMillin, Nickolas J. Neubauer, M.B. Oglesby, Jr., Frank S. Serrino and Michael D. Walter to our board, effective immediately after the effective time of their resignations, for a term of office expiring at the 2006 annual meeting of our stockholders.

•	The terms of each of John E. Callahan, James Cashman, C.C. Odom, II, Charles Wolin and Larry Gerdes were shortened so as to expire at the 2007 annual meeting of our stockholders.

Reconstitution of our Board Committees Effective upon Completion of our Proposed IPO

Effective upon completion of the IPO, we currently expect that our board of directors will have the following committees:

Audit Committee

Nickolas J. Neubauer (Chairperson)
Jackie Clegg
C.C. Odom, II
Michael D. Walter

Compensation Committee

Larry G. Gerdes (Chairperson)
James P. McMillin
Nickolas J. Neubauer
Michael D. Walter

Executive Committee

Charles P. Carey (Chairperson)
Robert F. Corvino
Mark E. Cermak
Bernard W. Dan
Nickolas J. Neubauer
C.C. Odom, II

Nominating Committee
C.C. Odom, II (Chairperson)
John E. Callahan
Larry G. Gerdes

Certain Relationship and Related Transactions

Robert F. Corvino, receives compensation from us in exchange for his service as a market-maker with respect to swap and agency futures contracts. In 2003 and 2004, Mr. Corvino earned $105,948 and $74,830, respectively, for serving in such capacity.

Thirteen of the 17 persons who we currently expect to comprise our board of directors upon completion of our proposed IPO are currently members of our exchange subsidiary, Board of Trade of the City of Chicago, Inc. (the “CBOT”). Many of the CBOT members derive a substantial portion of their income from their trading or clearing activities on or through the CBOT. In addition, trading privileges on the CBOT have substantial independent value. The amount of income that members of the CBOT derive from their trading or clearing activities and the value of their memberships in the CBOT are in part dependent on the fees they are charged to trade, clear and access our markets and the rules and structure of our markets. CBOT members, many of whom act as floor brokers and floor traders, benefit from trading rules, membership privileges and fee discounts that enhance their open-auction trading opportunities and profits.

Forward Looking Statements

In this report, our use of the words “will,” “expects” or other comparable terminology is intended to identify forward-looking statements. These statements are not guarantees of the future and involve uncertainties that are difficult to predict. Therefore, actual outcomes may differ materially from what is expressed or implied in any forward-looking statements. Except for any obligation to disclose material information under Federal securities laws, we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

CBOT Holdings, Inc.

Date: September 1, 2005	By:	/s/ Carol A. Burke
Name: Carol A. Burke Title: Executive Vice President and General Counsel